                                                                   EXHIBIT 10.21

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                                  SIMCALA, INC.

                             REIMBURSEMENT AGREEMENT

                          Dated as of January 12, 2001

                              BANK OF AMERICA, N.A.

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
                                TABLE OF CONTENTS

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
ARTICLE I - DEFINITIONS.................................................................................     1

   SECTION 1.1. DEFINITIONS..............................................................................    1
   SECTION 1.2. OTHER DEFINITIONAL PROVISIONS............................................................    3

ARTICLE II - THE CREDIT..................................................................................    4

   SECTION 2.1.  ADVANCES...............................................................................     4
   SECTION 2.2.  REPAYMENT OF ADVANCES..................................................................     4
   SECTION 2.3. INTEREST................................................................................     4
   SECTION 2.4. FEE.....................................................................................     4
   SECTION 2.5. YIELD PROTECTION........................................................................     5
   SECTION 2.6. VERIFICATION............................................................................     5
   SECTION 2.7. COMMERCIAL PRACTICES....................................................................     5
   SECTION 2.8. MODIFICATIONS...........................................................................     6
   SECTION 2.9. SEPARATE TRANSACTION....................................................................     6
   SECTION 2.10. TAXES..................................................................................     6

ARTICLE III - PAYMENTS..................................................................................     7

   SECTION 3.1. METHOD OF PAYMENT.......................................................................     7
   SECTION 3.2. PREPAYMENT..............................................................................     7
   SECTION 3.3. COMPUTATION OF INTEREST.................................................................     7

ARTICLE IV - SECURITY...................................................................................     7

   SECTION 4.1. COLLATERAL..............................................................................     7
   SECTION 4.2. REGISTRATION............................................................................     8

ARTICLE V - CONDITIONS PRECEDENT........................................................................     8

   SECTION 5.1. THE CREDIT..............................................................................     8

ARTICLE VI - REPRESENTATIONS AND WARRANTIES.............................................................     9

   SECTION 6.1. CORPORATE EXISTENCE.....................................................................     9
   SECTION 6.2. FINANCIAL STATEMENTS....................................................................     9
   SECTION 6.3. CORPORATE EXISTENCE; NO BREACH..........................................................    10
   SECTION 6.4. OPERATION OF BUSINESS...................................................................    10
   SECTION 6.5. LITIGATION AND JUDGMENTS................................................................    10
   SECTION 6.6. RIGHTS IN PROPERTIES; LIENS.............................................................    10
   SECTION 6.7. ENFORCEABILITY..........................................................................    10
   SECTION 6.8. APPROVALS...............................................................................    10
   SECTION 6.9. DEBT....................................................................................    11
   SECTION 6.10. TAXES..................................................................................    11
   SECTION 6.11. ERISA..................................................................................    11
   SECTION 6.12. DISCLOSURE.............................................................................    11
   SECTION 6.13. SUBSIDIARIES...........................................................................    11
   SECTION 6.14. AGREEMENTS.............................................................................    11


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
   SECTION 6.15. COMPLIANCE WITH LAWS...................................................................    12
   SECTION 6.16. INVESTMENT COMPANY ACT.................................................................    12
   SECTION 6.17. PUBLIC UTILITY HOLDING COMPANY ACT.....................................................    12

ARTICLE VII - POSITIVE COVENANTS........................................................................    12

   SECTION 7.1. REPORTING REQUIREMENTS..................................................................    12
   SECTION 7.2. MAINTENANCE OF EXISTENCE; CONDUCT OF BUSINESS...........................................    14
   SECTION 7.3. MAINTENANCE OF PROPERTIES...............................................................    14
   SECTION 7.4. TAXES AND CLAIMS........................................................................    14
   SECTION 7.5. INSURANCE...............................................................................    14
   SECTION 7.6. INSPECTION RIGHTS.......................................................................    14
   SECTION 7.7. KEEPING BOOKS AND RECORDS...............................................................    14
   SECTION 7.8. COMPLIANCE WITH LAWS....................................................................    14
   SECTION 7.9. COMPLIANCE WITH AGREEMENTS..............................................................    15
   SECTION 7.10. FURTHER ASSURANCES.....................................................................    15

ARTICLE VIII - NEGATIVE COVENANTS.......................................................................    15

   SECTION 8.1. TRANSACTIONS WITH AFFILIATES............................................................    15
   SECTION 8.2. NATURE OF BUSINESS......................................................................    15

ARTICLE IX - DEFAULT....................................................................................    15

   SECTION 9.1. EVENTS OF DEFAULT.......................................................................    15
   SECTION 9.2. REMEDIES UPON DEFAULT...................................................................    17

ARTICLE X - MISCELLANEOUS...............................................................................    17

   SECTION 10.1. EXPENSES OF LENDER.....................................................................    17
   SECTION 10.2. INDEMNITY..............................................................................    17
   SECTION 10.3. LIMITATION OF LIABILITY................................................................    18
   SECTION 10.4. NO DUTY................................................................................    18
   SECTION 10.5. LENDER NOT FIDUCIARY...................................................................    18
   SECTION 10.6. EQUITABLE RELIEF.......................................................................    19
   SECTION 10.7. NO WAIVER; CUMULATIVE REMEDIES.........................................................    19
   SECTION 10.8. SUCCESSORS AND ASSIGNS.................................................................    19
   SECTION 10.9. SURVIVAL...............................................................................    19
   SECTION 10.10. ENTIRE AGREEMENT: AMENDMENT; EXISTING AGREEMENT; AMENDMENTS TO SECURITY AGREEMENT.....    19
                                                                                         -
   SECTION 10.11. MAXIMUM INTEREST RATE.................................................................    20
   SECTION 10.12. NOTICES...............................................................................    21
   SECTION 10.13. APPLICABLE LAW........................................................................    21
   SECTION 10.14. COUNTERPARTS..........................................................................    22
   SECTION 10.15. SEVERABILITY..........................................................................    22
   SECTION 10.16. HEADINGS..............................................................................    22
   SECTION 10.17. PARTICIPATIONS........................................................................    22
   SECTION 10.18. CONSTRUCTION..........................................................................    22
   SECTION 10.19. WAIVER OF JURY TRIAL..................................................................    22
   SECTION 10.20. RELEASE...............................................................................    22

                             REIMBURSEMENT AGREEMENT

         THIS REIMBURSEMENT AGREEMENT ("Agreement"), dated as of January 12, 2001, is between SIMCALA, INC., a Delaware corporation ("Applicant"), and BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A. ("Lender").

                                    RECITALS:

         Pursuant to that certain Credit Agreement dated as of March 31, 1998, between Applicant and Lender (as amended, the "Existing Agreement"), Lender heretofore issued for the account of Applicant its letter of credit number 970696 dated March 31, 1998, in favor of Regions Bank, as trustee ("Beneficiary"), in the amount of $6,147,946 by order and for the account of Applicant. Lender and Applicant desire to amend and restate in its entirety the Existing Agreement.

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

         Section 1.1. Definitions. As used in this Agreement, the following terms have the following meanings:

         "Advance" means any payment by Lender of drafts drawn and presented in accordance with the terms of the Credit.

         "Affiliate" means, as to any Person, any other Person (i) that directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, such Person; (ii) that directly or indirectly beneficially owns or holds five percent (5%) or more of any class of voting stock of such Person; or (iii) five percent (5%) or more of the voting stock of which is directly or indirectly beneficially owned or held by the Person in question. The term control means the possession, directly or indirectly, of the power to direct or cause direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise; provided, however, in no event shall Lender be deemed an Affiliate of Applicant or any of its Subsidiaries.

         "Business Day" means any day on which commercial banks are not authorized or required to close in Dallas, Texas.

         "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated and rulings issued thereunder.

         "Collateral" has the meaning specified in Section 4. 1.

         "Credit" means irrevocable letter of credit number 970696 issued by Lender for the account of Applicant and for the benefit of Beneficiary, in substantially the form of Exhibit "B" hereto, as the same may be amended, supplemented or modified.

         "Default Rate" means the sum of the Base Rate in effect from day to day plus three and one quarter percent (3.25%), but in no event to exceed the Maximum Rate.

         "Dollars" and "$" means lawful money of the United States of America.

         "Event of Default" has the meaning specified in Section 9. 1.

         "GAAP" means generally accepted accounting principles, applied on a consistent basis, as set forth in Opinions of the Accounting Principles Board of the American Institute of Certified Public Accountants and/or in statements of the Financial Accounting Standards Board and/or their respective successors and which are applicable in the circumstances as of the date in question. Accounting principles are applied on a "consistent basis" when the accounting principles observed in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

         "Loan Documents" means this Agreement and all promissory notes, security agreements, deeds of trust, assignments, guaranties, and other instruments, documents, and agreements executed and delivered pursuant to or in connection with this Agreement, as such instruments, documents, and agreements may be amended, modified, renewed, extended, or supplemented from time to time.

         "Maximum Rate" means the maximum rate of nonusurious interest permitted from day to day by applicable law, including as to Chapter 303, Texas Finance Code (and as the same may be incorporated by reference in other Texas statutes), but otherwise without limitation, that rate based upon the "weekly rate ceiling" and calculated after taking into account any and all relevant fees, payments, and other charges in respect of the Loan Documents which are deemed to be interest under applicable law.

         "Note" means the promissory note of Applicant payable to the order of Lender, in substantially the form of Exhibit "A" hereto, and all extensions, renewals, and modifications thereof.

         "Obligated Party" means any Person who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

         "Obligations" means all obligations, indebtedness, and liabilities of Applicant to Lender, now existing or hereafter arising, whether direct, indirect, related, unrelated, fixed, contingent, liquidated, unliquidated, joint, several, or joint and several, including, without limitation, the obligations, indebtedness, and liabilities of Applicant under this Agreement and the other Loan Documents, and all interest accruing thereon and all attorneys' fees and other expenses incurred in the enforcement or collection thereof.

         "Person" means any individual, corporation, business trust, association, company, partnership, joint venture, governmental authority, or other entity.

         "Prime Rate" means, at any time, the rate of interest per annum then most recently established by Lender as its prime rate, which rate may not be the lowest rate of interest charged by Lender to its customers.

         "Reimbursement Obligation" means the obligation of Applicant under
Section 2.2 hereof and the Note to reimburse Lender for the amount of any drawing under the Credit.

         "Regulatory Change" means any change after the date of this Agreement in federal, state, or foreign laws or regulations or the adoption or the making after such date of any interpretation, directive, or request applying to a class of banks including Lender of or under any federal, state, or foreign laws or regulations (whether or not having the force of law) by any court or any governmental or monetary authority charged with the interpretation or administration thereof.

         "Security Agreement" means the Assignment of Cash Collateral Account of Applicant dated as of January 25, 1999, as the same may be amended, supplemented, or modified.

         "Subsidiary" means any corporation of which more than fifty percent (50%) of the issued and outstanding securities having ordinary voting power for the election of a majority of directors is owned or controlled, directly or indirectly, by Applicant, by Applicant and one or more other Subsidiaries, or by one or more other Subsidiaries.

         Section 1.2. Other Definitional Provisions. All definitions contained in this Agreement are equally applicable to the singular and plural forms of the terms defined. The words "hereof", "herein", and "hereunder" and words of similar import referring to this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all Article and Section references pertain to this Agreement. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. Terms used herein that are defined in the Uniform Commercial Code as adopted by the State of Texas, unless otherwise defined herein, shall have the meanings specified in the Uniform Commercial Code as adopted by the State of Texas.

                                   ARTICLE II

                                   The Credit

         Section 2.1. Advances. Each payment by Lender pursuant to a drawing under the Credit shall constitute and be deemed an Advance by Lender to Applicant under this Agreement as of the day and time such payment is made by Lender and in the amount of such payment. Notwithstanding anything to the contrary contained in this Agreement, Applicant shall have no right to borrow and Lender shall have no duty to lend hereunder, except to the extent of the payment of drafts drawn and presented in accordance with the terms of the Credit. Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of Applicant to Lender resulting from each Advance made by Lender from time to time, including the amounts of principal and interest payable and paid to Lender from time to time hereunder. The entries maintained in such accounts shall be prima facie evidence of the existence and amounts of the Obligations therein recorded; provided, however, that the failure of Lender to maintain such accounts or any error therein shall not in any manner effect the obligation of Applicant to repay the Obligations in accordance with the terms of this Agreement. The sole letter of credit issued under this Agreement is the Credit, and Lender shall maintain the issuance thereof in accordance with the Credit's terms.


         Section 2.2. Repayment of Advances. Applicant shall repay to Lender the Advances by 11:00 a.m. Central Standard Time on the date on which Lender is obligated to pay a drawing under the Credit.

         Section 2.3. Interest. The unpaid principal amount of the Advances shall bear interest prior to maturity at a varying rate per annum equal from day to day to the Default Rate, each such change in the rate of interest charged hereunder to become effective, without notice to Applicant, on the effective date of each change in the Prime Rate or the Maximum Rate, as the case may be; provided, however, if at any time the rate of interest shall exceed the Maximum Rate, thereby causing the interest on the Advances to be limited to the Maximum Rate, then any subsequent reduction in the Prime Rate shall not reduce the rate of interest on the Advances below the Maximum Rate until the aggregate amount of interest accrued on the Advances equals the aggregate amount of interest which would have accrued on the Advances if the interest rate specified in clause (b) preceding had at all times been in effect. Accrued and unpaid interest on the Advances shall be due and payable on demand.

         Section 2.4. Fee. Applicant shall pay Lender a letter of credit fee on demand, or if no demand is sooner made, quarterly in arrears on the last Business Day of each March, June, September and December for the immediately preceding quarter (or portion thereof) in an amount equal to one percent (1.00%) per annum of the initial amount of the Credit, for the period during which the Credit will remain outstanding, based on a 360 day year and the actual number of days elapsed.

         Section 2.5. Yield Protection. Upon demand by Lender, Applicant shall pay to Lender from time to time such amounts as Lender may determine to be necessary to compensate it for any costs which Lender determines are attributable to its issuance of the Credit or its obligation to honor drafts drawn and presented in accordance with the terms of the Credit (such increases in costs being hereinafter referred to as "Additional Costs") resulting from any Regulatory Change which: (i) imposes or modifies any reserve, special deposit, minimum capital, capital ratio, or similar requirements relating to letters of credit issued by, assets of, or any deposits with or other liabilities of Lender, or (ii) imposes any other condition affecting this Agreement or the Credit. Determinations and allocations by Lender of Additional Costs caused by any Regulatory Change shall, in the absence of manifest error, be conclusive and binding for all purposes as to the amount thereof.

         Section 2.6. Verification. Lender shall have no duty to verify or make any inquiry with regard to the truth or accuracy of any statement made in any draft or document presented to Lender under the Credit, nor shall Lender have any duty to make any inquiry into the genuineness of any signature on any such draft or document or into the due authorization of any party to execute and/or present such draft or document or to receive payment under any drafts drawn under Credit.

         Section 2.7. Commercial Practices. Neither Lender nor any of Lender's correspondents shall be liable or have any responsibility for: (i) the failure of any draft to bear any reference or adequate reference to the Credit, or the failure of any documents to accompany any draft at negotiation, or the failure of any Person to surrender or to take up the Credit or to send documents apart from drafts as required by the terms of the Credit, or the failure of any Person to note the amount of any instrument on the Credit, each of which requirements, if contained in the Credit itself, it is agreed may be waived by Lender, (ii) errors, omissions, interruptions, or delays in transmission or delivery of any messages, in person, by mail, cable, telegraph, wireless or otherwise whether or not they may be in cipher, (iii) any use which may be made of the Credit, (iv) any acts or omissions of Beneficiary (whether or not related to the Credit), (v) the validity, sufficiency, or genuineness of documents, or any endorsement(s) thereon, even if such documents should in fact prove to be in any and all respects invalid, insufficient, fraudulent, or forged, or (vi) the payment by Lender to the beneficiary of the Credit against presentation of any draft or other document that does not comply with the terms of the Credit, except, in each case, where such act or omission constitutes gross negligence or willful misconduct. Lender shall not be responsible for any act, error, neglect, default, omission, insolvency, or failure in business of any of Lender's correspondents, and the happening of any one or more of the contingencies referred to in this sentence or the preceding sentence shall not affect, impair, or prevent the vesting of any of Lender's rights or powers under this Agreement and the other Loan Documents. Lender and/or any of Lender's correspondents may receive, accept, or pay as complying with the terms of the Credit, any drafts or other documents, otherwise in order, which may be signed by, or issued to, the administrator or executor of, or the trustee in bankruptcy of, or the receiver for any of the property of, the party in whose name the Credit provides that any drafts or any other documents should be drawn or issued. In furtherance and extension and not in limitation of the foregoing provisions, it is hereby further agreed that any action, inaction, or omission taken or suffered by Lender, or by any of Lender's correspondents, under or in connection with the Credit or any drafts or documents referenced therein, if in good faith and in conformity with such foreign or domestic laws and customs or other regulations as Lender or any of Lender's correspondents may deem to be applicable thereto, shall be binding upon Applicant and shall not place Lender or any of Lender's correspondents under any resulting liability to Applicant.

         Section 2.8. Modifications. In the event of any change or modification with respect to: (i) the amount or duration of the Credit; (ii) the drawing, negotiation, presentation, acceptance, or maturity of any drafts or documents referenced in the Credit, or (iii) any of the other terms or provisions of the Credit, this Agreement shall be binding upon Applicant in all respects with regard to the Credit as so changed or modified, inclusive of any action taken by Lender or any of Lender's correspondents relative thereto.

         Section 2.9. Separate Transaction. Applicant hereby acknowledges that Lender has not made any representation in respect of and is not otherwise connected with the transaction underlying the issuance of the Credit, except as expressly provided herein. Applicant agrees that Lender may pay all drafts drawn and presented in accordance with the terms of the Credit notwithstanding any protests, objections, or instructions by Applicant.

         Section 2.10. Taxes. Applicant covenants and agrees that whether or not the Credit is issued hereunder:

                  (a) Applicant shall pay when due, for its own account, all present and future stamp and other taxes and levies, imposts, deductions, charges, compulsory loans and withholdings howsoever imposed, assessed, levied or collected by any governmental or taxing authority, together with interest thereon and penalties with respect thereto, if any, on or relating to this Agreement, the Credit, or any other Loan Document and all payments of commissions, principal, interest, charges, fees, Reimbursement Obligation, Prepayment Obligation or other amounts made on, under or in respect thereof (all such taxes, levies, imposts, deductions, charges, compulsory loans and withholdings, and related interest and penalties, other than taxes or levies based on, imposed on, or measured by the net income or profits of Lender and other than franchise taxes, doing business taxes or minimum taxes imposed on it in the jurisdiction in which Lender is organized or the jurisdiction in which the principal office or lending office of Lender is located, being hereinafter called "Taxes"), and Applicant will promptly furnish Lender tax receipts and other evidence (if required by Lender) to demonstrate compliance with this Section 2.10.

                  (b) Applicant will indemnify Lender against and reimburse Lender upon demand for any Taxes paid by Lender.

                  (c) All payments of the Advances, the Prepayment Obligation, interest, fees, default commissions and all other amounts payable by Applicant to Lender hereunder or under any other Loan Document shall be made free and clear of and without reduction by reason of Taxes.

                  (d) The covenants and agreements of Applicant under this
         Section 2.10 shall survive the payment of Applicant's other obligations under the Loan Documents and the cancellation or expiration of the Credit.

                                   ARTICLE III

                                    Payments

         Section 3.1. Method of Payment. All payments of principal, interest, default commission, and other amounts to be made by Applicant under this Agreement or any other Loan Document shall be made to Lender at its office at 901 Main Street, Dallas, Texas 75202, without setoff, deduction, or counterclaim, in Dollars and in immediately available funds. Applicant shall, at the time of making each such payment, specify to Lender the sums payable by Applicant under this Agreement or other Loan Document to which such payment is to be applied (and in the event Applicant fails to so specify, or if an Event of Default has occurred and is continuing, Lender may apply such payment to the Obligations in such order and manner as it may elect in its sole discretion). Whenever any payment under this Agreement or any other Loan Document shall be stated to be due on a day that is not a Business Day, such payment may be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest and commitment fee, as the case may be.

         Section 3.2. Prepayment. Applicant may terminate the Credit at any time without premium or penalty.

         Section 3.3. Computation of Interest. Interest on the Advances outstanding from time to time shall be computed on the basis of a year of 360 days and the actual number of days elapsed (including the first day but excluding the last day) unless such calculation would result in a usurious rate, in which case interest shall be calculated on the basis of a year of 365 or 366 days, as the case may be.

                                   ARTICLE IV

                                    Security

         Section 4.1. Collateral. To secure full and complete payment and performance of the Obligations, Applicant shall execute and deliver or cause to be executed and delivered the documents described below covering the property and collateral described in this Section (which, together with any other property and collateral which may now or hereafter secure the Obligations or any part thereof, is sometimes herein called the "Collateral"):

                  (a) Applicant shall grant to Lender a first priority lien on the deposit account number 3751246822 of Applicant maintained with Lender, all amounts on deposit therein, and all proceeds thereof and substitutions or replacements therefore pursuant to the Security Agreement.

                  (b) Applicant shall execute and cause to be executed such further documents and instruments, including, without limitation, Uniform Commercial Code financing statements, as Lender, in its sole discretion, deems necessary or desirable to evidence and perfect its liens and security interests in the Collateral.

         Section 4.2. Registration. Lender is hereby authorized, at Lender's option and without any obligation to do so, to transfer to and/or register in the name(s) of Lender's nominee(s) all or part of any of the Collateral which may be held by Lender as security at any time for the Obligations or any part thereof, and to do so before or after maturity of any of the Obligations and with or without notice to Applicant.

                                    ARTICLE V

                              Conditions Precedent

         Section 5.1. The Credit. The obligation of Lender to accept and execute this Agreement is subject to the condition precedent that Lender shall have received all of the following, each of which shall be in form and substance satisfactory to Lender:

                  (a) Resolutions. Resolutions of the Board of Directors of Applicant certified by its Secretary or an Assistant Secretary which authorize the execution, delivery, and performance by Applicant of this Agreement and the other Loan Documents to which Applicant is or is to be a party;

                  (b) Incumbency Certificate. A certificate of incumbency certified by the Secretary or an Assistant Secretary of Applicant certifying the names of the officers of Applicant authorized to sign this Agreement and each of the other Loan Documents to which Applicant is or is to be a party (including the certificates contemplated herein) together with specimen signatures of such officers;

                  (c) Certificate of Incorporation. The certificate of incorporation of Applicant certified by the Secretary of State of Delaware and dated as of a date current with the date of execution of this Agreement (or a certificate to the effect that no amendments to the certificate of incorporation of Applicant have been adopted since March 31, 1998);

                  (d) Bylaws. The bylaws of Applicant certified by the Secretary or an Assistant Secretary of Applicant (or a certificate to the effect that no amendments to the bylaws of Applicant have been adopted since March 31, 1998);

                  (e) Governmental Certificates. Certificates of the appropriate government officials of the state of incorporation of Applicant as to the existence and good standing of Applicant, each dated within ten
         (10) days prior to the date hereof; and

                  (f) Attorneys' Fees and Expenses. Evidence that the costs and expenses (including reasonable attorneys' fees) referred to in Section 10.1, to the extent incurred, shall have been paid in full by Applicant.

                                   ARTICLE VI

                         Representations and Warranties

         To induce Lender to enter into this Agreement, Applicant represents and warrants to Lender that:

         Section 6.1. Corporate Existence. Applicant and each Subsidiary (a) is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation; (b) has all requisite corporate power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties. Applicant has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Loan Documents to which it is or may become a party.

         Section 6.2. Financial Statements. Applicant has delivered to Lender audited consolidated financial statements of Applicant and its Subsidiaries as at and for the fiscal year ended December 31, 1999, and unaudited consolidated financial statements of Applicant and its Subsidiaries for the nine (9)-month period ended September 30, 2000. Such financial statements are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present, on a consolidated basis, the financial condition of Applicant and its Subsidiaries as of the respective dates indicated therein and the results of operations for the respective periods indicated therein. Neither Applicant nor any of its Subsidiaries has any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements. There has been no material adverse change in the business, condition (financial or otherwise), operations, prospects, or properties of Applicant or any of its Subsidiaries since the effective date of the most recent financial statements referred to in this Section.

         Section 6.3. Corporate Existence; No Breach. The execution, delivery, and performance by Applicant of this Agreement, the other Loan Documents to which Applicant is or may become a party, and the Applicant's Note and the issuance of the Credit for the account of Applicant have been duly authorized by all requisite action on the part of Applicant and do not and will not violate or conflict with the articles of incorporation or bylaws of Applicant or any law, rule, or regulation or any order, writ, injunction, or decree of any court, governmental authority or arbitrator, and do not and will not conflict with, result in a breach of, or constitute a default under, or result in the imposition of any Lien (except as provided in Article IV) upon any of the revenues or assets of Applicant or any Subsidiary pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which Applicant or any Subsidiary or their respective properties is bound.

         Section 6.4. Operation of Business. Applicant and each of its Subsidiaries possess all licenses, permits, franchises, patents, copyrights, trademarks, and tradenames, or rights thereto, to conduct their respective businesses substantially as now conducted and as presently proposed to be conducted, where the failure to so possess could reasonably be expected to have a material adverse effect upon Applicant, and Applicant, and each of its Subsidiaries are not in violation of any valid rights of others with respect to any of the foregoing.

         Section 6.5. Litigation and Judgments. There is no action, suit, investigation, or proceeding before any court, governmental authority, or arbitrator pending, or to the knowledge of Applicant, threatened against or affecting Applicant or any Subsidiary, that would, if adversely determined, have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Applicant or any Subsidiary or the ability of Applicant to pay and perform the Obligations. There are no outstanding judgments against Applicant or any Subsidiary other than a judgment against Applicant in the amount of $125,000 in favor of American Coal Trade Association.

         Section 6.6. Rights in Properties; Liens. Applicant and each Subsidiary have good and indefeasible title to or valid leasehold interests in their respective properties and assets, real and personal, including the properties, assets, and leasehold interests reflected in the financial statements described in Section 6.2.

         Section 6.7. Enforceability. This Agreement and the Applicant's Note constitute, and the other Loan Documents to which Applicant is party, when delivered, shall constitute, the legal, valid, and binding obligations of Applicant, enforceable against Applicant in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor's rights.

         Section 6.8. Approvals. No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for (i) the issuance of the Credit for the account of Applicant, (ii) for the execution, delivery, or performance by Applicant of this Agreement and the other Loan Documents to which Applicant is or may become a party or the validity or enforceability thereof, (iii) the execution, delivery, and performance by Applicant of the Applicant's Note, or (iv) otherwise in connection with the transactions contemplated hereby.

         Section 6.9. Debt. Applicant and its Subsidiaries have no Debt, except as disclosed in the financial statements of Applicant heretofore delivered to Lender.

         Section 6.10. Taxes. Applicant and each Subsidiary have filed all tax returns (federal, state and local) required to be filed, including all income, franchise, employment, property, and sales taxes, and have paid all of their respective liabilities for taxes, assessments, governmental charges, and other levies that are due and payable, and Applicant knows of no pending investigation of Applicant or any Subsidiary by any taxing authority or of any pending but unassessed tax liability of Applicant or any Subsidiary.

         Section 6.11. ERISA. Applicant and each Subsidiary have complied with all applicable minimum funding requirements and all other applicable and material requirements of the ERISA and there are no existing conditions that would give rise to liability thereunder. No Reportable Event has occurred in connection with any Plan that might constitute grounds for the termination thereof by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Plan.

         Section 6.12. Disclosure. No statement, information, report, representation, or warranty made by Applicant in this Agreement or in any other Loan Document or furnished to Lender in connection with the negotiation or preparation of this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading. There is no fact known to Applicant which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations, prospects, or properties of Applicant or any Subsidiary that has not been disclosed in writing to Lender.

         Section 6.13. Subsidiaries.  Applicant has no Subsidiaries.

         Section 6.14. Agreements. Neither Applicant nor any Subsidiary is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or corporate restriction which could have a material adverse effect on the business, properties, assets, operations, or conditions, financial or otherwise, of Applicant or any Subsidiary, or the ability of Applicant to pay and perform its obligations under the Loan Documents to which it is a party. Neither Applicant nor any Subsidiary is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business to which it is a party.

         Section 6.15. Compliance with Laws. Neither Applicant nor any Subsidiary is in violation in any material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator.

         Section 6.16. Investment Company Act. Neither Applicant nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         Section 6.17. Public Utility Holding Company Act. Neither Applicant nor any Subsidiary is a "holding company" or a "subsidiary company" of a "holding company" or an "affiliate" of a "holding company" or a "public utility" within the meaning of the Public Utility Holding Company Act of 1935, as amended.

                                   ARTICLE VII

                               Positive Covenants

         Applicant covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any commitment hereunder, Applicant will perform and observe the following positive covenants, unless Lender shall otherwise consent in writing:

         Section 7.1. Reporting Requirements.  Applicant will furnish to Lender:

                  (a) Annual Financial Statements. As soon as available, and in any event within ninety (90) days after the end of each fiscal year of Applicant, beginning with the fiscal year ending December 31, 2000, (i) a copy of the annual audit report of Applicant and the Subsidiaries for such fiscal year containing, on a consolidated basis, balance sheets, statements of income, statements of retained earnings, and statements of cash flows as at the end of such fiscal year and for the 12-month period then ended, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by independent certified public accountants of recognized standing acceptable to Lender, to the effect that such report has been prepared in accordance with GAAP, together with Applicant's Form 10-K as filed with the Securities and Exchange Commission; and (ii) an opinion of such independent certified public accountants to the effect that such financial statements have been prepared in accordance with GAAP (except for changes with which such accountants shall concur) and which opinion shall not be limited as to the scope of the audit or qualified as to the status of Applicant as a going concern;

                  (b) Quarterly Financial Statements. As soon as available, and in any event within forty-five (45) days after the end of each of the quarters of each fiscal year of Applicant, a copy of an unaudited financial report of Applicant and the Subsidiaries as of the end of such fiscal quarter and for the portion of the fiscal year then ended, containing, on a consolidated basis, balance sheets, statements of income, statements of retained earnings, and statements of cash flows, in each case setting forth in comparative form the figures for the corresponding period of the preceding fiscal year, all in reasonable detail certified by the chief financial officer of Applicant to have been prepared in accordance with GAAP and to fairly and accurately present (subject to year-end audit adjustments) the financial condition and results of operations of Applicant and the Subsidiaries, on a consolidated basis, at the date and for the periods indicated therein, together with Applicants Form 10-Q as filed with the Securities and Exchange Commission;

                  (c) Management Letters. Promptly upon a request therefor by Lender, a copy of any management letter or written report submitted to Applicant or any Subsidiary by independent certified public accountants with respect to the business, condition (financial or otherwise), operations, prospects, or properties of Applicant or any Subsidiary;

                  (d) Notice of Litigation. Promptly after the commencement thereof, notice of all material actions, suits, and proceedings before any court or governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, affecting Applicant or any Subsidiary which, if determined adversely to Applicant or such Subsidiary, could have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Applicant or such Subsidiary;

                  (e) Notice of Default. As soon as possible and in any event within five (5) days after the occurrence of each Event of Default and each event which, with the giving of notice or lapse of time or both, would constitute an Event of Default, a written notice setting forth the details of such Event of Default or event and the action which Applicant has taken and proposes to take with respect thereto;

                  (f) Reports to Other Creditors. Promptly after the request therefor by Lender, copies of any statement or report furnished to any other party pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to Lender pursuant to any other clause of this Section;

                  (g) Notice of Material Adverse Effect. As soon as possible and in any event within five (5) days after the occurrence thereof, written notice of any matter that could reasonably be expected to have a material adverse effect on the business, condition (financial or otherwise), operations, prospects, or properties of Applicant or any Subsidiary;

                  (h) General Information. Promptly, such other information concerning Applicant or any Subsidiary as Lender may from time to time reasonably request.

         Section 7.2. Maintenance of Existence; Conduct of Business. Applicant will preserve and maintain, and will cause each Subsidiary to preserve and maintain, its corporate existence and all of its leases, privileges, licenses, permits, franchises, qualifications and rights that are necessary or desirable in the ordinary conduct of its business, and conduct, and cause each Subsidiary to conduct, its business as presently conducted in an orderly and efficient manner in accordance with good business practices except where the failure to do so could not reasonably be expected to have a material adverse effect upon Applicant.

         Section 7.3. Maintenance of Properties. Applicant will maintain, keep, and preserve, and cause each Subsidiary to maintain, keep, and preserve, all of its properties (tangible and intangible) necessary or useful in the proper conduct of its business in good working order and condition.

         Section 7.4. Taxes and Claims. Applicant will pay or discharge, and will cause each Subsidiary to pay or discharge, at or before maturity or before becoming delinquent (i) all taxes, levies, assessments, and governmental charges imposed on it or its income or profits or any of its property, and (ii) all lawful claims for labor, material, and supplies, which, if unpaid, might become a Lien upon any of its property; provided, however, that neither Applicant nor any Subsidiary shall be required to pay or discharge any tax, levy, assessment, or governmental charge which is being contested in good faith by appropriate proceedings diligently pursued, and for which adequate reserves have been established.

         Section 7.5. Insurance. Applicant will maintain, and will cause each Subsidiary to maintain, with financially sound and reputable insurance companies, workmen's compensation insurance, liability insurance, and insurance on its property, assets, and business at least in such amounts and against such risks as are usually insured against by Persons engaged in similar businesses.

         Section 7.6. Inspection Rights. At any reasonable time and from time to time during normal working hours, Applicant will permit, and will cause each Subsidiary to permit, representatives of Lender to examine and make copies of the books and records of, and visit and inspect the properties of Applicant and any Subsidiary, and to discuss the business, operations, and financial condition of Applicant and the Subsidiaries with their respective officers and employees and, with their independent certified public accountants.

         Section 7.7. Keeping Books and Records. Applicant will maintain, and will cause each Subsidiary to maintain, proper books of record and account in which full, true, and correct entries in conformity with GAAP shall be made of all dealings and transactions in relation to its business and activities.

         Section 7.8. Compliance with Laws. Applicant will comply, and will cause each Subsidiary to comply, in all material respects with all applicable laws, rules, regulations, orders, or decrees of any court, governmental authority, or arbitrator, except for instances of noncompliance where the failure to so comply could not reasonably be expected to have a material adverse effect upon Applicant.

         Section 7.9. Compliance with Agreements. Applicant will comply, and will cause each Subsidiary to comply, in all material respects with all material agreements, contracts, and instruments binding on it or affecting its properties or business.

         Section 7.10. Further Assurances. Applicant will execute and deliver, and will cause each Subsidiary to execute and deliver, such further instruments as may be requested by Lender to carry out the provisions and purposes of this Agreement and the other Loan Documents and to preserve and perfect the Liens of Lender in the Collateral.

                                  ARTICLE VIII

                               Negative Covenants

         Applicant covenants and agrees that, as long as the Obligations or any part thereof are outstanding or Lender has any commitment hereunder, Applicant will perform and observe the following negative covenants, unless Lender shall otherwise consent in writing:

         Section 8.1. Transactions With Affiliates. Applicant will not enter into, and will not permit any Subsidiary to enter into, any transaction, including, without limitation, the purchase, sale, or exchange of property or the rendering of any service, with any Affiliate of Applicant or such Subsidiary, except in the ordinary course of and pursuant to the reasonable requirements of Applicant's or such Subsidiary's business and upon fair and reasonable terms no less favorable to Applicant or such Subsidiary than would be obtained in a comparable arms-length transaction with a Person not an Affiliate of Applicant or such Subsidiary.

         Section 8.2. Nature of Business. Applicant will not, and will not permit any Subsidiary to, engage in any business other than the businesses in which they are engaged as of the date hereof or any business reasonably related thereto.

                                   ARTICLE IX

                                     Default

         Section 9.1. Events of Default. Each of the following shall be deemed an "Event of Default":

                  (a) Applicant shall fail to pay when due the Obligations or any part thereof.

                  (b) Any representation or warranty made or deemed made by Applicant or any Obligated Party (or any of their respective officers) in any Loan

         Document or in any certificate, report, notice, or financial statement furnished at any time in connection with this Agreement shall be false, misleading, or erroneous in any material respect when made or deemed to have been made.

                  (c) Applicant or any Obligated Party shall fail to perform, observe, or comply with any covenant, agreement or term contained in this Agreement or any other Loan Document.

                  (d) Applicant, any Subsidiary, or any Obligated Party shall commence a voluntary proceeding seeking liquidation, reorganization, or other relief with respect to itself or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian, or other similar official of it or a substantial part of its property or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it or shall make a general assignment for the benefit of creditors or shall generally fail to pay its debts as they become due or shall take any corporate action to authorize any of the foregoing.

                  (e) An involuntary proceeding shall be commenced against Applicant, any Subsidiary, or any Obligated Party seeking liquidation, reorganization, or other relief with respect to it or its debts under any bankruptcy, insolvency, or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or a substantial part of its property, and such involuntary proceeding shall remain undismissed and unstayed for a period of sixty (60) days.

                  (f) Applicant, any Subsidiary, or any Obligated Party shall fail to discharge within a period of thirty (30) days after the commencement thereof any attachment, sequestration, or similar proceeding or proceedings involving an aggregate amount in excess of One Million Dollars ($1,000,000) against any of its assets or properties.

                  (g) Applicant, any Subsidiary, or any Obligated Party shall fail to satisfy and discharge promptly any judgment or judgments against it for the payment of money in an amount in excess of One Million Dollars ($1,000,000).

                  (h) Applicant, any Subsidiary, or any Obligated Party shall fail to pay when due any principal of or interest on any Debt (other than the Obligations), or the maturity of any such Debt shall have been accelerated, or any such Debt shall have been required to be prepaid prior to the stated maturity thereof.

                  (i) This Agreement or any other Loan Document shall cease to be in full force and effect or shall be declared null and void or the validity or enforceability thereof shall be contested or challenged by Applicant, any Subsidiary, any Obligated Party or any of their respective shareholders, or

         Applicant or any Obligated Party shall deny that it has any further liability or obligation under any of the Loan Documents, or any lien or security interest created by the Loan Documents shall for any reason cease to be a valid, first priority perfected security interest in and lien upon any of the Collateral purported to be covered thereby.

         Section 9.2. Remedies Upon Default. If any Event of Default shall occur, Lender may declare the Obligations or any part thereof to be immediately due and payable, and the same shall thereupon become immediately due and payable, without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Applicant; provided, however, that upon the occurrence of an Event of Default under Section 9.1(d) or Section 9.1(e), the Obligations shall become immediately due and payable without notice, demand, presentment, notice of dishonor, notice of acceleration, notice of intent to accelerate, notice of intent to demand, protest, or other formalities of any kind, all of which are hereby expressly waived by Applicant. If any Event of Default shall occur, Lender may exercise all rights and remedies available to it in law or in equity, under the Loan Documents, or otherwise. Without limiting the generality of the foregoing, if any Event of Default shall occur, Lender may, at its sole discretion, (i) sell or foreclose upon any or all of the Collateral, (ii) apply Collateral or proceeds thereof to the Obligations in such order and manner as Lender may determine in its sole discretion, and/or (iii) hold proceeds of Collateral as security for the Obligations pursuant to the terms of this Agreement and the other Loan Documents.

                                    ARTICLE X

                                  Miscellaneous

         Section 10.1. Expenses of Lender. Applicant hereby agrees to pay Lender on demand: (i) all costs and expenses incurred by Lender in connection with the preparation, negotiation, and execution of this Agreement and the other Loan Documents and any and all amendments, modifications, renewals, extensions, and supplements thereof and thereto, including, without limitation, the fees and expenses of Lender's legal counsel, (ii) all costs and expenses incurred by Lender in connection with the enforcement of this Agreement or any other Loan Document, including, without limitation, the fees and expenses of Lender's legal counsel, and (iii) all other costs and expenses incurred by Lender in connection with this Agreement or any other Loan Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by an governmental authority or otherwise payable in respect of this Agreement or any other Loan Document.

         Section 10.2. INDEMNITY. APPLICANT HEREBY INDEMNIFIES LENDER AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, COSTS, AND EXPENSES

(INCLUDING ATTORNEYS' FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (I) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (II) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS,
(III) ANY ACTION TAKEN BY LENDER IN CONNECTION WITH THE CREDIT, (IV) ANY BREACH BY APPLICANT OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (V) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS SUBSTANCE LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF APPLICANT OR ANY SUBSIDIARY, OR (VI) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING RELATING TO ANY OF THE FOREGOING. Without limiting any provision of this Agreement or of any other Loan Document, it is the express intention of the parties hereto that each Person to be indemnified under this Section shall be indemnified from and held harmless against any and all losses, liabilities, claims, damages, penalties, judgments, costs, and expenses (including attorneys' fees) arising out of or resulting from the sole or contributory negligence of the Person to be indemnified, but not resulting from the gross negligence or willful misconduct of Lender.

         Section 10.3. Limitation of Liability. Neither Lender nor any Affiliate, officer, director, employee, attorney, or agent of Lender shall have any liability with respect to, and Applicant hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by Applicant in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents. Applicant hereby waives, releases, and agrees not to sue Lender or any of Lender's Affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

         Section 10.4. No Duty. All attorneys, accountants, appraisers, and other professional Persons and consultants retained by Lender shall have the right to act exclusively in the interest of Lender and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to Applicant or any of Applicant's shareholders or any other Person.

         Section 10.5. Lender Not Fiduciary. The relationship between Applicant and Lender is solely that of debtor and creditor, and Lender has no fiduciary or other special relationship with Applicant, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between Applicant and Lender to be other than that of debtor and creditor.

         Section 10.6. Equitable Relief. Applicant recognizes that in the event Applicant fails to pay, perform, observe, or discharge any or all of the Obligations, any remedy at law may prove to be inadequate relief to Lender. Applicant therefore agrees that Lender, if Lender so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

         Section 10.7. No Waiver; Cumulative Remedies. No failure on the part of Lender to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

         Section 10.8. Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of Lender and Applicant and their respective successors and assigns, except that Applicant may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of Lender. Lender may assign or transfer this Agreement, or any instrument(s) evidencing all or any of the Obligations and may deliver all or any of the Collateral then held as security therefor, to the transferee(s), who shall thereupon become vested with all the powers and rights in respect thereto given Lender herein or in the instrument(s) transferred, and Lender shall thereafter be forever relieved and fully discharged from any liability or responsibility with respect thereto, but Lender shall retain all rights and powers hereby given with respect to any and all instrument(s), rights, or property not so transferred.

         Section 10.9. Survival. All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Lender or any closing shall affect the representations and warranties or the right of Lender to rely upon them. Without prejudice to the survival of any other obligation of Applicant hereunder, the obligations of Applicant under Sections 2.5, 2.10, 10.1, and 10.2 shall survive repayment of the Note and any cancellation or expiration of the Credit.

         Section 10.10. ENTIRE AGREEMENT: AMENDMENT; EXISTING AGREEMENT; Amendments to Security Agreement. THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL

AGREEMENTS AMONG THE PARTIES HERETO. The provisions of this Agreement and the other Loan Documents to which Applicant is a party may be amended or waived only by an instrument in writing signed by the parties hereto. This Agreement amends and restates in its entirety the Existing Agreement. Effective as of the date hereof, Lender has no obligation to advance further funds or issue additional letters of credit to or for the account of Borrower. Lender hereby waives any Event of Default under Section 9.1 of the Existing Agreement which occurred as a result of Applicants failure to comply with Section 7.11 of the Existing Agreement for any fiscal quarter ending on or before December 31, 2000. Subject to the satisfaction of the conditions precedent to the effectiveness of this Agreement, Lender agrees to release its security interests in all assets of Applicant other than the Collateral. Applicant hereby ratifies and confirms the Security Agreement as amended hereby and Lender's security interest in the Collateral. Effective as of the date hereof, the Security Agreement is hereby amended (a) to revise the last sentence of Section 1.02 thereof to read as follows: "The foregoing power of attorney shall be a power coupled with an interest and shall be irrevocable," (b) to revise Section 1.03 thereof to delete therefrom the following phrase: "provided, however, so long as no Default or Event of Default has occurred and is continuing, the Pledgor may withdraw any interest earned on the Account so long as the Account contains funds in an amount greater than or equal to the amount of all outstanding LOC Obligations," and substitute in lieu thereof the following: "provided, however, so long as no Default or Event of Default has occurred and is continuing, the Lender shall, on a monthly basis, deliver any interest income from the Account to an account specified by the Pledgor so long as the Account contains funds in an amount greater than or equal to the amount of all outstanding Obligations," and (c) to revise the last sentence of Section 2.01 thereof to read as follows: "The Pledgor shall not grant a security interest in or permit a lien or encumbrance upon the Collateral to anyone except the Lender." All references in the Security Agreement from and after the date hereof to the Credit Party Obligations and the LOC Obligations shall hereinafter mean references to the Obligations, all references to the Agent shall mean references to the Lender, and all references to the Credit Agreement shall mean references to this Agreement as amended, modified or restated from time to time. Upon effectiveness of this Agreement, all other Collateral Documents (as defined in the Existing Agreement) are hereby cancelled and of no force and effect. The Agent's Fee Letter (as defined in the Existing Agreement) is hereby cancelled and of no force and effect. Lender agrees to execute all UCC, release, real estate quit claims and other lien release documents as Applicant shall reasonably request, at Applicant's expense, as may be necessary or appropriate to further evidence the cancellation of such Collateral Documents and the release of lien effected hereby. Lender shall return to Applicant all capital stock pledged to secure the obligations of Applicant under the Existing Agreement.

         Section 10.11. Maximum Interest Rate. No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum permitted by applicable law. If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither Applicant nor the sureties, guarantors, successors, or assigns of Applicant shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto. In the event Lender ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by this Agreement; and, if the principal owing under this Agreement has been paid in full, any remaining excess shall forthwith be paid to Applicant. In determining whether or not the interest paid or payable exceeds the Maximum Rate, Applicant and Lender shall, to the extent permitted by applicable law, (i) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness owing pursuant to this Agreement so that interest for the entire term does not exceed the Maximum Rate.

         Section 10.12. Notices. All notices and other communications provided for in this Agreement and the other Loan Documents to which Applicant is a party shall be given or made by telex, telegraph, telecopy, cable, or in writing and telexed, telecopied, telegraphed, cabled, mailed by certified mail return receipt requested, or delivered to the intended recipient at the "Address for Notices" specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this Section. Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telex or telecopy, subject to telephone confirmation of receipt, or delivered to the telegraph or cable office, subject to telephone confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid; provided, however, notices to Lender pursuant to Article II shall not be effective until received by Lender.

         Section 10.13. Applicable Law. This Agreement has been entered into in Dallas County, Texas, and shall be performable for all purposes in Dallas County, Texas. The Uniform Customs and Practice for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500 ("UCP") shall apply to the Credit. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except to the extent such laws are inconsistent with the UCP. Any action or proceeding against Applicant under or in connection with any of the Loan Documents may be brought in any state or federal court in Dallas County, Texas. Applicant hereby irrevocably (i) submits to the nonexclusive jurisdiction of such courts, and (ii) waives any objection it may now or hereafter have as to the venue of any such action or proceeding brought in any such court or that any such court is an inconvenient forum. Applicant agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 10.12. Nothing herein or in any of the other Loan Documents shall affect the right of Lender to serve process in any other manner permitted by law or shall limit the right of Lender to bring any action or proceeding against Applicant or with respect to its property in courts in other jurisdictions. Any action or proceeding by Applicant against Lender shall be brought only in a court located in Dallas County, Texas.

         Section 10.14. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Telecopies of signatures shall be binding and effective as originals.

         Section 10.15. Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

         Section 10.16. Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement.

         Section 10.17. Participations. Lender shall have the right at any time and from time to time to grant participations in the indebtedness owing pursuant to this Agreement and any other Loan Documents. Each participant shall be entitled to receive all information received by Lender regarding the creditworthiness of Applicant, including, without limitation, information required to be disclosed to a participant pursuant to Banking Circular 181 (Rev., August 2, 1984), issued by the Comptroller of the Currency (whether the participant is subject to the circular or not).

         Section 10.18. Construction. Applicant and Lender acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by Applicant and Lender.

         Section 10.19. WAIVER OF JURY TRIAL. TO THE FULLEST EXTENT PERMITTED
BY APPLICABLE LAW, APPLICANT HEREBY IRREVOCABLY AND EXPRESSLY WAIVES ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF LENDER IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

         Section 10.20. RELEASE.

         (a) Applicant hereby unconditionally and irrevocably remises, acquits, and fully and forever releases and discharges Lender and all respective affiliates and subsidiaries of the Lender, its respective officers, servants, employees, agents, attorneys, principals, directors and shareholders, and their respective heirs, legal representatives, successors and assigns (collectively, the "Released Lender Parties") from any and all claims, demands, causes of action, obligations, remedies, suits, damages and liabilities (collectively, the "Borrower Claims") of any nature whatsoever, whether now known, suspected or claimed, whether arising under common law, in equity or under statute, which the Applicant ever had or now has against the Released Lender Parties which may have arisen at any time on or prior to the date of this Agreement and which were in any manner related to any of the Loan Documents or the enforcement or attempted enforcement by the Lender of rights, remedies or recourses related thereto.

         (b) Applicant covenants and agrees never to commence, voluntarily aid in any way, prosecute or cause to be commenced or prosecuted against any of the Released Lender Parties any action or other proceeding based upon any of the Borrower Claims which may have arisen at any time on or prior to the date of this Agreement and were in any manner related to any of the Loan Documents.

         (c) The agreements of Applicant set forth in this Section 10.20 shall survive termination of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

                                        APPLICANT:

                                        SIMCALA, INC.


                                        By:    /s/ R. Myles Cowan
                                           --------------------------------
                                        Title:  Chief Financial Officer
                                              -----------------------------

                                        Address for Notices:

                                        1940 Ohio Ferro Road
                                        -----------------------------------
                                        Mt. Meigs, AL  36057-0068
                                        -----------------------------------

                                        Fax No.:  (334) 215-8969
                                                ---------------------------
                                        Telephone No.:  (334) 215-7560 x228
                                                      ---------------------

                                        Attention:  Myles Cowan
                                                  -------------------------

                                        LENDER:

                                        BANK OF AMERICA, N.A.


                                        By:      /s/ Mike W. Colon
                                           --------------------------------
                                        Mike W. Colon, Principal

                                        Address for Notices:
                                        TX1-492-66-01
                                        901 Main Street, 66th Floor
                                        Dallas, Texas 75202

                                        Fax No.:  (214) 209-3533
                                        Telephone No.:   (214) 209-0931

                                        Attention:  Mike W. Colon